UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

PATRIOT INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-25765	87-0429748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Harbin SenRun Forestry Development Co., Ltd. Room 517, No. 18 Building Nangangjizhoing District Hi-Tech Development Zone, Harbin, Heilongjiang, People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-0451-87011257

6269 Jamestown Court Salt Lake City, UT 84121
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

PATRIOT INVESTMENT CORPORATION

Item 1.01                      Entry into a Material Definitive Agreement and

Item 2.01                      Completion of Acquisition or Disposition of Assets

The Share Exchange Agreement

On June 26, 2007, Patriot Investment Corporation (the “Registrant”) simultaneously entered into, and closed under, a Share Exchange Agreement (the “Exchange Agreement”) by and among the Registrant, Harbin SenRun Forestry Development Co., Ltd., a corporation organized and existing under the laws of the People’s Republic of China (“Harbin SenRun”), Bradley Shepherd, the President and majority shareholder of the Registrant (“Shepherd”), Everwin Development Ltd., a corporation organized under the laws of the British Virgin Islands (“Everwin”), and beneficial owner of 100% of the share capital of Jin Yuan Global Limited, Jin Yuan Global Limited, a corporation organized under the laws of the Hong Kong SAR of the People’s Republic of China (“Hong Kong Jin Yuan”), and the Jin Yuan Global Limited Trust, a Hong Kong trust created pursuant to a Declaration of Trust and a Trust and Indemnity Agreement dated March 10, 2007 (the “Jin Yuan Global Limited Trust”) (Everwin, Hong Kong Jin Yuan and the Jin Yuan Global Limited Trust being hereinafter referred to as the “SenRun Shareholders”).  At the closing of the share exchange transaction contemplated under the Exchange Agreement (the “Share Exchange”), Everwin transferred all of its share capital of Hong Kong Jin Yuan together with the sum of $610,000 in cash, plus $25,000 in  proceeds of a cash deposit that was retained by the Registrant, to the Registrant in exchange for an aggregate of 10,000,000 shares of Series A Convertible Preferred Stock, which preferred shares are convertible into 47,530,000 shares of common stock of the Registrant, thus causing Hong Kong Jin Yuan to become a wholly-owned subsidiary of the Registrant and Harbin SenRun to become an indirect wholly-owned subsidiary of the Registrant.

In addition, pursuant to the terms and conditions of the Exchange Agreement:

•
On the Closing Date, the Registrant declared a cash dividend to the holders of its common stock in an amount equal to $ 0.01227 per share to holders of record on July 6, 2007, representing the cash payment received from Everwin less the outstanding liabilities of the Registrant which were to be paid off before the cash dividend was made.

•
After the dividend payment date on July 16, 2007, Shepherd will exchange 44,751,500 of his shares of common stock of the Registrant for 221,500 shares of common stock of the Registrant, and Todd Gee will exchange 100,000 of his shares for 100,000 shares of common stock, with Mr. Shepherd ending up owning 507,500 shares of common stock and Mr. Gee ending up owning 100,000 shares of common stock.

•	Following Shepherd’s exchange of shares, Everwin will convert its Series A Convertible Preferred Stock into 47,530,000 shares of common stock.
•
Demand and piggy-back registration rights were granted to Everwin and piggy-back registration rights were granted to Messrs. Shepherd and Gee with respect to shares of the Company’s restricted common stock to be acquired by them following the closing.

•
Everwin agreed for a period of one year following the closing that it will not cause or permit the Registrant to effect any reverse stock splits or register more than 6,000,000 shares of the Registrant’s common stock pursuant to a registration statement on Form S-8.

•
On the Closing Date, the current officers of the Registrant resigned from such positions and the persons designed by Everwin were appointed as the officers of the Registrant, notably Chunman Zhang as CEO, CFO and Treasurer and Degong Han as President and Secretary, and Todd Gee resigned as a director of the Registrant and a person designated by Everwin was appointed to fill the vacancy created by such resignation, notably Man Ha.

•
On the Closing Date, Shepherd resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time two persons designated by Everwin will be appointed as directors of the Registrant, notably Degong Han and Kunlun Wang.

•	On the Closing Date, the Registrant paid and satisfied all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.

As of the date of the Exchange Agreement there are no material relationships between the Registrant or any of its affiliates and Everwin, Hong Kong Jin Yuan or Harbin SenRun, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Harbin SenRun, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries. Information regarding the Company, Harbin SenRun and the principal terms of the Share Exchange are set forth below.

Everwin’s Acquisition of Hong Kong Jin Yuan; the Share Exchange
During January 2007, Mr. Degong Han, a citizen and resident of the People’s Republic of China and the majority shareholder of Harbin SenRun (“Han”), contributed 51% of the equity ownership of Harbin SenRun to Hong Kong Jin Yuan.  Later, during March 2007, Han, who owned the remaining 49% equity interest in Harbin SenRun, executed the Jin Yuan Global Limited Trust, and transferred his ownership interest in trust and he became Trustee of the Trust.  Simultaneously, the Trustee assigned to Hong Kong Jin Yuan the beneficial ownership interest in  the Trust’s 49% ownership interest in Harbin SenRun. As a result of these transactions, Hong Kong Jin Yuan became the beneficial owner of a 100% interest in Harbin SenRun.

During May 2007, Everwin acquired 100% of the equity interest in Hong Kong Jin Yuan in exchange for shares of capital stock to be issued in the future by Everwin to the shareholders of Hong Kong Jin Yuan. As a result of these transactions, Everwin owns 100% of the equity interest in Hong Kong Jin Yuan, which, as mentioned above, owns 100% of the equity interest in Harbin SenRun.  Mr. Man Ha, Chief Financial Officer of China World Trade Corporation, is the sole director, secretary and sole shareholder of Everwin.

Pursuant to the Share Exchange, 100% of the equity interest in Hong Kong Jin Yuan was contributed to the Registrant, together with $610,000 in cash, plus $25,000 in proceeds of a cash deposit that was retained by the Registrant, which made Hong Kong Jin Yuan a wholly owned subsidiary of the Registrant, and Harbin SenRun a wholly owned indirect subsidiary of the Registrant.

Organizational Charts

Set forth below is an organization chart of the entities that existed prior to the Share Exchange and contribution of 100% of the share capital of Hong Kong Jin Yuan by Everwin to Patriot, and an organizational chart showing the entities that existed after the Share Exchange and contribution of 100% of the share capital of Hong Kong Jin Yuan by Everwin to Patriot.

Before Share Exchange

After Share Exchange

Share Exchange

The Share Exchange. On June 26, 2007, the Registrant entered into the Exchange Agreement with Harbin SenRun, Shepherd, and the SenRun Shareholders. Upon closing of the Share Exchange on June 26, 2007, Everwin delivered 100% of the share capital in Hong Kong Jin Yuan to the Registrant together with $610,000 in cash, plus $25,000 in proceeds of a cash deposit that was retained by the Registrant, in exchange for 10,000,000 shares of Series A Convertible Preferred Stock of the Registrant which are convertible into 47,530,000 shares of common stock of the Registrant, resulting in Hong Kong Jin Yuan becoming a wholly-owned subsidiary of the Registrant, and Harbin SenRun becoming an indirect wholly-owned subsidiary of the Registrant. Each share of Series A Convertible Preferred Stock is entitled to 4.753 votes and is convertible into 4.753 shares of common stock of the Registrant.

As a result, 47,000,000 shares of the Registrant’s common stock were outstanding immediately prior to the closing of the Share Exchange, and, after giving effect to the cancellation and exchange of shares, and the conversion of the Series A Convertible Preferred Stock to common stock, 50,000,000 shares of the Registrant’s common stock will be outstanding after the closing of the Share Exchange. Of these shares, 1,862,500 shares of common stock represent the Registrant’s “float” prior to and after the Share Exchange. The 10,000,000 shares of Series A Common Stock and the 47,530,000 shares of common stock into which they are convertible were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 1,862,500 shares of common stock in the Registrant’s float will continue to represent the shares of the Registrant’s common stock held for resale without further registration by the holders thereof.

Neither the Registrant nor Everwin had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Share Exchange.

Prior to the announcement by the Registrant relating to the entry into the Share Exchange, there were no material relationships between the Registrant, Everwin, Hong Kong Jin Yuan or Harbin SenRun, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange. At this time, the Company intends to carry on Harbin SenRun’s business as its sole line of business. The Registrant has relocated its executive offices to Room 517, No. 18 Building, Nangangjizhoing District, Hi-Tech Development Zone, Harbin, Heilongjiang, People’s Republic of China, and its telephone number is 86-0451-87011257.

Holders of shares of Series A Convertible Preferred Stock have the option after July 31, 2007, to convert their existing preferred stock certificates for certificates of common stock of the Registrant.  This will be effected through our transfer agent. The certificates of the Registrant’s common stock issued upon such conversion will be “restricted” within the meaning of Rule 144 under the Securities Act.

Changes to the Officers and Board of Directors: At closing, the former officers of the Registrant resigned from such positions and the persons designated by Everwin were appointed to the following offices by Everwin, Chunman Zhang as CEO, CFO and Treasurer, and Degong Han as President and Secretary, have been designated as officers of the Registrant.  In addition, at closing Todd Gee resigned as a director of the Registrant and Man Ha was appointed to fill the vacancy created by such resignation. Further, at closing Bradley Shepherd resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, at which time the board will be increased and Kunlun Wang and Degong Han will be appointed directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control. The Share Exchange is being accounted for as a “reverse merger,” since Everwin will own a majority of the outstanding shares of the Registrant’s common stock following the Share Exchange and conversion of the Series A Convertible Preferred Stock into shares of common stock. Everwin is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Harbin SenRun and will be recorded at the historical cost basis of Harbin SenRun, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Registrant and Harbin SenRun, historical operations of Harbin SenRun and operations of the Registrant from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange.  The Registrant will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange.

Description of the Company

Overview

The Registrant was originally incorporated in Nevada on January 13, 1986. Since inception, it has not had active business operations and is considered a development stage company. In 1993, the Registrant entered into an agreement with Bradley S. Shepherd in which Mr. Shepherd agreed to become an officer and director and use his best efforts to organize and update our books and records and to seek business opportunities for acquisition or participation. The acquisition of the share capital of Hong Kong Jin Yuan is such an opportunity.

As a result of the Share Exchange, Hong Kong Jin Yuan became a wholly-owned subsidiary of the Registrant, Harbin SenRun became an indirect wholly-owned subsidiary of the Registrant, and the Registrant succeeded to the business of Harbin SenRun Forestry Development Co., Ltd., a producer of forest products with approximately 1,561 hectares of State forest assets located mainly over the Small Xing An Mountains, Jin Yin County, and the Harbin Wu Chang District of Heilongjiang Province of Northern China.

Harbin SenRun was founded in 2004.  It currently has a workforce of 8 full time employees, mainly in sales, administration and in supporting services. It recruits temporary part-time workers to carry out felling, cutting and forestry plantation and protection.

Harbin SenRun engages in the business of conserving and managing forests and forest lands to provide a sustained supply of forest products, forest conditions, and other forest values desired by its position as a forest user. Its primary operations are felling trees and selling the logs.

Harbin SenRun plans to expand into paper and pulp manufacturing over the next ten years. The company also plans to develop a service industry in its forests, providing hunting, fishing, boating, riding, mountaineering, exploration, photography and the like. Finally, subject to its receipt of additional capital, Harbin SenRun plans to invest $2.5 million in forest acquisition for the year 2007, $3.0 million in forest acquisition for the year 2008, and $4.0 million in forest resource management and for a forest acquisition program for the year 2009, with an additional $1.0 million to be invested for capital construction, nursery construction, equipment and other overhead. Harbin SenRun will require substantial additional debt or equity capital in order to make such investments and fund such activities and, as of the date hereof, Harbin SenRun has not entered into any agreement or arrangement for the provision of such funding and no assurances can be given that it will be successful in obtaining such funding.

Philosophy & Values

Since its inception, Harbin SenRun’s founders and management team have been committed to the philosophy of “the forest as an independent ecosystem,” and believe this focus will continue to help Harbin SenRun grow and develop as a strong and lasting enterprise.

Holding true to its values, Harbin SenRun treats the forest as a renewable resource, a sustainable resource, a storable resource, and a beneficial resource, yielding economic benefits, ecosystem benefits and social benefits. Management notes that the global forest products market grew by 5.3% in 2005 to reach a value of $283.7 billion.

DESCRIPTION OF OUR BUSINESS

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Harbin SenRun, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange and Stock Purchase refer to the Registrant and its subsidiaries.

Company Overview

Forestry
Our forestry business manages 1,561 hectares of private commercial forestland in Heilongjiang Province, the People’s Republic of China. We have the right to use all of those hectares pursuant to a usage lease for a term of years from the provincial government.  Our forest lands are as follows:

1.
Ping Yang He Forestry Center - The forest land locates near Small Xing An Mountains, Jin Yin County, Heilongjiang Province, with a total of 191 hectares. We have the woodland use right up to February 9, 2074.

2.	Jin Lien Forestry Center– The forest land locates near Harbin Wu Chang District of Heilongjiang Province, with a total of 571 hectares. We have the woodland use right up to September 8, 2056.

3.	Wei Xing Forestry Center– The forest land locates near Harbin Wu Chang District of Heilongjiang Province, with a total of 555 hectares. We have the woodland use right up to August 30, 2056.

4.	Mao Lin Forestry Center– The forest land locates near Harbin Wu Change District of Heilongjiang Province, with a total of 244 hectares. We have the woodland use right up to August 8, 2056.

What we do
We grow and harvest trees, felling them and selling the logs to commercial customers. After harvest, we typically plant seedlings to reforest the harvested areas using the most effective regeneration method for the site and species. We monitor and care for the new trees as they grow to maturity. We seek to sustain and maximize the timber supply from our forestlands, while keeping the health of our environment a key priority.

The goal of our business is to maximize return by selling logs and stumpage to commercial customers.  We focus on solid softwood and seek to improve forest productivity and returns, while managing the forests on a sustainable basis to meet both customer and public expectations.

How much we sell
Our net sales to customers in 2006 were approximately $64,397.

Where we are headed
Our strategies for achieving continued success include:

•	managing forests on a sustainable basis to meet customer and public expectations
•	reducing the time it takes to realize returns by practicing intensive forest management and focusing on the most advantageous markets
•	building long term relationships with our customers who rely on a consistent supply of high quality raw material
•	continuously reviewing our portfolio to create the greatest value for the company
•	we have plans to build a pulp and paper plant over the next ten years

The Future - Cellulose fiber (Pulp) and white papers
We are not currently active in the cellulose fiber (pulp) and white paper product business. However, we do have a ten year plan to compete in a wide range of fine paper products, which are sold to customers through a variety of networks and distribution chains.

Our Business Plan
•	We plan to raise adequate capital over the next ten years and build a pulp and paper plant
•	We plan to acquire sufficient forestry assets to serve as the raw material to our plant
•	We will provide cellulose fibers (pulp) for targeted specialty markets, working closely with our customers to develop unique or specialized applications for cellulose fibers.
•	We will produce uncoated freeseet and coated ground wood papers used in various printing and publishing applications.
•	We will manufacture liquid packaging board used primarily for the production of containers.

Where we will do it
We plan to build a pulp and paper mill in a strategic location on our existing timber facilities.

Source of revenues
The projected revenues of our Cellulose Fiber and White Papers business will come from sales to customers who use the products for further manufacturing or distribution, or for direct use.

Factors that affect sales volumes for Cellulose Fiber products
•	World gross domestic product growth and
•	Paper production and diaper demand

Factors that affect the prices for Cellulose Fiber products
•	World economic environment
•	Industry operating rate, which is based on the supply and demand
•	Relative strength of the Chinese RMB

Factors that affect sales volume for fine paper products include
•	Chinese economic environment
•	Displacement of paper needs due to electronic applications and
•	Competition from other paper grades

Factors that may affect the prices of our fine paper products include
•	Industry operating rate, which is based on the balance of supply and demand
•	Chinese and world economic environments

Our strategies for achieving success in cellulose fiber products and fine paper products
•	Focusing our cellulose fiber business on value-added pulp products
•
Focusing research and development resources on new ways to expand and improve the range of applications for cellulose fiber, including chemically modified fibers to enhance performance; and on new product opportunities for liquid packaging and newsprint

•	Improving cost competitiveness
•	Focusing capital investment on new and improved product capabilities and cost reduction opportunities.

Service Industry

We do not currently provide a service industry in our forests, but our business plan includes laying out the forest to provide for activities like sightseeing, hunting, fishing, boating, riding, mountaineering, exploration, photography and the like. We would make these economic activities for the company.

Sales by Product Category

The Company sells logs, which is its sole product category at present, and log sales accounted for 100% of its total sales for the fiscal year ended December 31, 2006.

The Market for Logs

The World Log Market

Many countries in the world are starting programs to protect their domestic forest industries, reduce illegal logging, protect deforestation, all of which reduces supply. The reduction of supply has lead to increasing log prices in the world market, and this trend has continued over the last several years.

The Log Market in China

According to the International Tropical Timber Organization, which was established in 1986 under the auspices of the United Nations, the total output value of China’s forestry industry was RMB1.065 trillion in 2006, up by RMB219 billion or 26% from 2005. Of this total, the output value of the primary forestry industry amounted to RMB471 billion, which equals 44% of the national total, up 8% from 2005.

The products of our primary forestry industry consist of logs, sawn wood, veneer and plywood. The selling prices for China’s major forestry products rose generally in 2006.

The Log Market in Heilongjiang Province, China

According to the China Statistics Yearbook issued by the National Bureau of Statistics of China, the gross output value of the forestry industry rose from RMB5,009 million in 2003 to RMB6,730 million in 2005.

The forestry industry products are mainly composed of the felling and transport of timber and bamboo and the collection of forest products.

It appears that the continuous demand for high quality wood products is increasing the demand for logs in China. Further, we believe the rising standard of living in China will provide a higher demand for quality wood products for local consumption.

Competition

Log Sales

There are no strong competitors to the Company in the Heilongjiang Province. The Company believes that any logging operation that might compete with Harbin SenRun produces products that are lesser in quality than the Company’s products. Moreover, most of these competitors produce products that are considered lower grade than the Company’s products. The Company’s logs include alley woods (20%), the highly demanded charcoal wood material used for construction materials (35%), and thick woods (45%).

Cellulose Fibers (Pulp) and Paper

Although the Company does not sell cellulose fibers or paper at this point in time, the Company has identified competitors.

The first one is Da Xing An Ling Sen Gong (Lin Ye) Ji Tuan Company Ltd., a company which is directly owned by the State Forestry Administration. This company manufactures and produces all forest products and some natural products, and is the manufacturing arm of the Central government. It has sales and distribution networks set up all over China. Its products cover the high-end as well as the low-end in terms of use and value. Logs, pulp and paper are primary offerings of the company.

A second competitor is Heilongjiang Yichun County Guang Ming Furniture Manufacturing Group. The group was organized in 1986 and now employs over 4,000 workers with 17 manufacturing facilities around Heilongjiang Province. Some of their wood products are exported to the overseas market.

A third competitor is BeiDaHuang ZhiYe. This company used to be a state owned enterprise which was set up in 1958, but in 2003 it was reorganized as a private company and its subsidiary was listed on the PRC stock market. Their pulp and paper manufacturing section has over 1,200 workers and annual output of over 14,000 tons of pulp and over 18,000 tons of paper.

A well known problem for a state owned or quasi-state owned enterprise in China is its inflexibility to react to market driven trends in production, manufacturing, timing of output, pricing and sales support. It is customary for employees of these companies not to embrace the risks associated with market driven changes and the globalization of the world market. In short, we believe they are not competitive with many smaller, more agile privately held companies.

Competitive Advantages and Strategy

Log sales

The Company believes that its product formulations, price points, lower costs, relationships, infrastructure, proven quality control standards, and reputation represent substantial competitive advantages. The Company is currently able to maintain a substantially lower cost structure than competitors based in the Heilongjiang Province. Furthermore, the Company believes its competitive advantage in China is protected by significant knowledge of government regulations, business practices, and strong relationships.

In comparison to Chinese competitors, the Company believes it possesses superior technological expertise, products, marketing knowledge, and global relationships.

Cellulose Fiber (Pulp) and White Papers

The Company is not currently competing in this market segment although it plans to build a pulp and paper mill over the next ten years.

Growth Strategy

The Company’s vision is to be and integrated forestry operation. Management intends to grow the Company’s business by pursuing the following strategies:

•	Grow capacity and capabilities in line with market demand increases
•	Enhance leading-edge technology through continuous innovation, research and study
•	Continue to improve operational efficiencies and use of nearly all resource by-products
•	Further expand into higher value-added segments of the forestry industry
•	Build a strong market reputation to foster and capture future growth in China

Existing Facilities in Heilongjiang Province

The Company uses tractors for collection of its logs, and trucks for delivery to customers. In the past, the Company rented trucks from the Forestry Bureau. In the future, the Company plans to purchase another two tractors and three trucks. In addition, it plans to acquire ten more felling saws and other small sized equipment.

The Company anticipates that building of its planned paper plant over the next ten years will be completed with minimal disruption to current infrastructure and production schedules, subject to its receipt of the substantial additional capital required to construct the plant.

Sales and Marketing

Log sales

To date, the Company has developed relationships with current and future potential customers primarily through its small but effective sales force. The Company will continue to build on its success by expanding its sales force in China as may be appropriate. The Company’s sales strategy is designed to capitalize on its reputation, current industry trends and new market segments that have shown the most promise.

Intellectual Property

None.

Customers

Log sales

For the twelve month period from January 1, 2006 through December 31, 2006, the Company achieved revenues of $64,397. The revenue was generated from two customers with the following details:

	Name of Customer	Products Sold	Sales for the Period by Customer	% of Sales for the Period
1	NIU Guiying	Logs	$42,604	66%
2	FU Zhiqiang	Logs	$21,793	34%
Total of Two Customers			$64,397	100%

Mr. Fu and Ms. Niu are the Company’s sole customers. They are distributors and traders of logs and wood products. Since our business is in the development stage, it is better to sell our products through distributors and traders in order to conduct test marketing which includes matching the quality of our logs with that of our competitors.

Regulation

According to “The State of the World’s Forests 2007” issued by the Food and Agriculture Organization of the United Nations, forest land in China is estimated to be 197 million hectares or 21.2% of its land area at the end of 2005

The Company is subject to environmental regulation by both the PRC central government and by local government agencies. Since its inception, the Company has been in compliance with applicable regulations in all material respects.

The main statutes which govern matters related to forestry in China are set forth below:

1.
The Forest Law of the People’s Republic of China (the “Forest Law”) is the most important piece of legislation that regulates the forestry administrative management agencies at different levels and forest owners, managers and utilizers’ legal rights and responsibilities on ownership, management, protection, tree planting and forest felling.

2.
The Provisional Regulations on Forest Management provide for the major tasks of responsible forestry agencies and local forest land management and supervision agencies are implementing and executing relevant national and local laws, regulations and policies concerning forest land management.

3.	The Regulations on the Protection of Terrestrial Wildlife was enacted to provide better provisions for the protection of wild life.

Legal Proceedings

Harbin SenRun is not aware of any significant pending legal proceedings against it.

Property

Harbin SenRun’s headquarters are currently located on leased office space at Room 517, No. 18 Building, Nangangjizhoing District, Hi-Tech Development Zone, Harbin, Heilongjian Province, People’s Republic of China.

In China, the ownership of land belongs to the PRC government, and private entities and individuals can acquire land use rights for a certain period of time. The land use right can be transferred according to the relevant law. According to the Forest Law, the woodland use right is transferable.

Harbin SenRun has the following 4 major Forestry Centers:

1.   Ping Yang He Forestry Center
The forest land locates near Small Xing An Mountains, Jia Yin Country, Heilongjiang Province.  The site area of the forest was approximately 191 hectares as recorded under the Forest Right Certificate.

We hold the forest land use right, woodland ownership right and woodland use right for a period of up to February 9, 2074 (approximately 67 years left).

There is a timber stand forest in which the trees are mainly for timber production. The major tree species are for timber product usage.

2.   Jin Lien Forestry Center
The forest land locates near Harbin Wu Chang District of Heilongjiang Province. The site are of the forest was approximately 571 hectares as recorded un the Forest right Certificate.

We hold the forest land use right, woodland ownership right and woodland use right for a period of up to September 8, 2056 (approximately 49 years left).

This is a timber stand forest in which the trees are mainly for timber production. The major tree species were for timber product usage.

3.   Wei Xing Forestry Center
The forest land locates near Harbin Wu Chang District of Heilongjiang Province. The site area of the forest was approximately 55 hectares as recorded under the Forest Right Certificate.

We hold the forest land use right, woodland ownership right and woodland use right for a period up to August 30, 2056 (approximately 49 years left).

This is a timber stand forest in which the trees are mainly for timber production. The major free species were Aspens, for timber product usage.

4.   Mao Lin Forestry Center
The forest land locates near Harbin Wu Chan District of Heilongjiang Province. The site area of the forest was approximately 244 hectares as recorded under the Forest Right Certificate.

We hold the forest land use right, woodland ownership right and woodland use right for a period up to August 8, 2056 (approximately 49 years left).

This is a timber stand forest with the trees are used mainly for timber production.  The major tree species are for timber product usage.

Employees

Harbin SenRun has 8 full time employees, mainly in sales, administration and supporting services. It recruits temporary part-time workers to carry out felling, cutting and forestry plantation and protection. Harbin SenRun believes it is in compliance with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Share Exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Harbin SenRun, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements.  Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.  The operating results for the periods presented were not significantly affected by inflation.

Company Overview

The Registrant was originally incorporated in Nevada on January 13, 1986. Since inception, it has not had active business operations and is considered a development stage company. In 1993, the Registrant entered into an agreement with Bradley S. Shepherd in which Mr. Shepherd agreed to become an officer and director and use his best efforts to organize and update our books and records and to seek business opportunities for acquisition or participation. The acquisition of Hong Kong Jin Yuan, and, indirectly, Harbin SenRun is such an opportunity.

As a result of the Share Exchange, Hong Kong Jin Yuan became a direct wholly-owned subsidiary of the Registrant, Harbin SenRun became an indirect wholly-owned subsidiary of the Registrant and the Registrant succeeded to the business of Harbin SenRun Forestry Development Co., Ltd., a producer of forest products with forest assets located mainly over the Small Xing An Mountains, Jia Yin County, and the Harbin Wu Chang District of Heilongjiang Province of Northern China.

Harbin SenRun was founded in 2004. It currently has a workforce of 8 full time employees, in sales, administration and supporting services. It recruits temporary part-time workers to carry out felling, cutting and forestry plantation and protection.

The financial results summarized below are based on the Harbin SenRun audited balance sheet as of December 31, 2006 and related audited statements of operations, changes in owner’s equity and cash flows for the years ended December 31, 2006, December 31, 2005 and the period August 2, 2004 (inception) to December 31, 2006. In addition, they are based on the Jin Yuan Global and Subsidiaries unaudited financial statements for the three months ended March 31, 2007 and 2006, and for the period August 2, 2004 (inception) to March 31, 2007. These financial statements are attached hereto as Exhibit 99.1.

Three Months Ended March 31, 2007 Compared to the Three Months Ended March 31, 2006.

Revenues. Revenues for the three months ended March 31, 2007 and 2006 for Hong Kong Jin Yuan, including Harbin SenRun, were -0-.

Selling Expenses. Selling expenses for the three months ended March 31, 2007 and 2006 for Hong Kong Jin Yuan, including Harbin SenRun, were -0-.

General and Administrative Expenses. General and administrative expenses for the three months ended March 31, 2007 for Hong Kong Jin Yuan, including Harbin SenRun, were $8,835, compared to general and administration expenses for the three months ended March 31, 2006 for Harbin SenRun of 1,685, an increase of 424%. The increase is attributable to higher timberland amortization, salary and rent expenses.

Net Loss. Net loss for the three months ended March 31, 2007 for Hong Kong Jin Yuan, including Harbin SenRun, was ($8,891), compared to net loss for the three months ended March 31, 2006 for Hong Kong Jin Yuan, including Harbin SenRun of ($1,755), an increase of 407%.  The increase is attributable to higher general and administrative expenses.

Liquidity and Capital Resources

As of March 31, 2007, cash and cash equivalents totaled $4,220. The decrease in cash from Operating activities was mainly due to the increase in Salary, rental and other expenses.

Compared with the position on December 31, 2006, the Loan from shareholders was increased $7,957 from December 31, 2006 of $527,090 to March 31, 2007 of $535,047. Long term loans increased $2,684 from December 31, 2006 of $256,276 to March 31, 2007 of $258,960. The company has relied on the shareholders loan and the long term loan to support the operation.

The company does not have any other bank loan or other kind of long term financing to finance its operations.

We believe that the level of financial resources is a significant factor for our future development and accordingly may choose at any time to raise capital through private debt or equity financing to strengthen its financial position, facilities growth and provide us with additional flexibility to take advantage of business opportunities. No assurances can be given that we will be successful in raising such additional capital on terms acceptable to us or at all.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005.

Revenues. Revenues for the 2006 fiscal year were $64,397, compared to revenues for the 2005 fiscal year of -0-. The increase/decrease is attributable to the inception of timber sales.

Gross Profit. Gross profit for the 2006 fiscal year was $64,397, compared to gross profit for the 2005 fiscal year of -0-.  The increase is attributable to higher timber sales.

Selling Expenses. Selling expenses for the 2006 and 2005 fiscal year were -0-.

General and Administrative Expenses. General and administrative expenses for the 2006 fiscal year were $56,351, compared to general and administration expenses for the 2005 fiscal year of $6,559, and increase of 759%. The increase is attributable to higher timberland amortization, salary, rent and travel expenses.

Net Income. Net income for the 2006 fiscal year was $7,906, compared to net loss for the 2005 fiscal year of ($6,724). The increase is attributable to revenue from timber sales.

Liquidity and Capital Resources

As of December 31, 2006, cash and cash equivalents totaled $5,330. The increase in financing activities was mainly due to the increase in the proceeds of loans from shareholders. The net cash used in investing activities was mainly due to timberland purchase. The net cash from operating activities was mainly the result from the proceeds from timber sales.

The net Cash from operations increased from 2005 fiscal year of ($5,765) to 2006 fiscal year of $5,833, an increase of $11,598. These were mainly due to the increase from proceeds from timber sales of $64,397 and the associated costs of $56,491.

The Company used $775,871 to acquire various timberlands for 2006 fiscal year while there are no such investing activities in 2005 fiscal year.

During the 2006 fiscal year, the Company raised a total of $774,692 from financing activities while there is only $6,257 for 2005 fiscal year, an increase of $768,435. The increase came from the loans from shareholders of $527,090 and long term loans of $256,276 (net of prepayment during the year) while there is no loan balance for the year ended December 2005. The funding raised from the above loans was used to finance the acquisition of various forestry centers.

The working capital as at December 2006 was $8,791, comprised of cash of $5,330, Prepaid expenses of $10,219 while deducting the accrued expenses of $2,630, and other payables of $4,128 (mainly tax expense). The company made an early payment of expenses, prepaid expenses, at December 31, 2006 to cover the future expenses in 2007. This is the major working capital element as at December 31, 2006.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004.

Revenues. The company did not have any revenues during both 2005 and 2004 fiscal years.

General and Administrative Expenses. The general and administrative expenses for 2005 fiscal year were $6,559, compared to 2004 fiscal year were $2,535 (not including timberlands writedown), an increase of 158%. The increase is attributable to the starting of operations and incurred salary, transportation and travel cost while in 2004, these costs were yet to begin. Further, in 2004 fiscal year, the company had a timberlands write down of $604,099 and the registered capital was funded by the contribution of a timberland (Ping Yang He Forestry Center) and subsequently written down to zero value because there was no cost associated with this contributed assets.

Net Loss. Net Loss for the 2005 fiscal year was ($6,724), compared to net loss for the 2004 fiscal year was ($606,621), an decrease of $599,897. The decrease was due to the write down of contributed of timberland (Ping Yang He Forestry Center) of $604,099 in 2004 fiscal year which was not in existence in 2005.

Liquidity and Capital Resources

As at December 31, 2004, the company did not have any cash balance, while the whole operating loss of $2,522 (excluding the write down of timberland of $604,099 was directly contra to the registered capital) was mainly used to finance by the advance from shareholder of 2,417. These small value shortfall amounts were financed by the working capital from the accrued expenses.

Critical Accounting Policies and Estimates

The discussion and analysis of Harbin SenRun’s and Hong Kong Jin Yuan’s financial condition presented in this section are based upon the audited consolidated financial statements of Harbin SenRun, and upon the unaudited consolidated financial statements of Hong Kong Jin Yuan, which have been prepared in accordance with the generally accepted accounting principles in the United States. For purposes of this section entitled “Critical Accounting Policies and Estimates,” Harbin SenRun and Hong Kong Jin Yuan shall hereafter together be referred to as “Harbin SenRun.” During the preparation of the financial statements Harbin SenRun is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Harbin SenRun evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. Harbin SenRun bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Harbin SenRun identified the most critical accounting principals upon which its financial status depends. Harbin SenRun determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Harbin SenRun presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue Recognition. Harbin SenRun recognizes sales when the revenue is realized or realizable, and has been earned, in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. Harbin SenRun’s sales are related to sales of product. Revenue for product sales is recognized as risk and title to the product transfer to the customer, which usually occurs at the time shipment is made. Substantially all of Harbin SenRun’s products are sold FOB (“free on board”) shipping point. Title to the product passes when the product is delivered to the freight carrier.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of Harbin SenRun’s products that are sold in the China are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid by Harbin SenRun on raw materials and other materials included in the cost of producing their finished product.

Accounts Receivable, Trade and Allowance for Doubtful Accounts. Harbin SenRun’s business operations are conducted in the People's Republic of China. During the normal course of business, Harbin SenRun extends unsecured credit to its customers. There is a zero balance for accounts receivable, trade outstanding at December 30, 2006 and 2005. Management reviews accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. Since there is no balance for accounts receivable as of December 31, 2006 and 2005, no allowances for doubtful accounts were accrued.

Inventories. Inventories are stated at the lower of cost or market using the weighted average method. Harbin SenRun reviews its inventory on a regular basis for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of December 31, 2006 and 2005, the Company has determined that no reserves are necessary.

Off-Balance Sheet Arrangements. Harbin SenRun has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Harbin SenRun has not entered into any derivative contracts that are indexed to Harbin SenRun’s shares and classified as shareholder’s equity or that are not reflected in Harbin SenRun’s financial statements. Furthermore, Harbin SenRun does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Harbin SenRun does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Harbin SenRun.

Inflation. Harbin SenRun believes that inflation has not had a material effect on its operations to date.

Income Taxes. Harbin SenRun has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since Harbin SenRun had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts at December 31, 2006 and 2005. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No. 151 is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee's requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company’s adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle.  APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquire leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized.  The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on its Consolidated Financial Statements. While the Company cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after June 30, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“FAS 155"), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”). FAS 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative, as well as, clarifies that beneficial interests in securitized financial assets are subject to FAS 133. In addition, FAS 155 eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under FAS 140. FAS 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets" (“FAS 156”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, with early adoption being permitted.

 In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement. One should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K. Listed below are some important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in the Company’s common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company’s common stock. There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Registrant’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to the Company, material risks related to the Company’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

The Company’s future revenues will be derived from the sale of forest products and operating a forestry business. There are numerous risks, known and unknown, that may prevent the Company from achieving its goals including, but not limited to, those described below. Additional unknown risks may also impair the Company’s financial performance and business operations. The Company’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks. In such case, the market value of the Company’s securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to the Company’s business and financial condition.

Risks Related To Our Company

The Company is in a development stage with a limited operating history, which makes it difficult to evaluate its business.

The Company is currently in a development stage and to date has only one source of revenue, the felling of trees and the sale of logs. The Company’s limited operating history makes it difficult for potential investors to evaluate the Company’s business. Therefore, the Company’s existing and proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the forestry industry in general.  Investors should evaluate the Company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services, and technologies. Despite best efforts, the Company may never overcome these obstacles to financial success.

The Company’s business is speculative and dependent upon the implementation of its business plan, and there can be no assurance that the Company’s efforts will be successful or result in revenue or profit. There is no assurance that the Company will earn significant revenues or that investors will not lose their entire investment.

Unanticipated problems in expanding the Company’s log business and realizing a ten year plan of building a cellulose fiber (pulp) and paper operation may harm the Company’s business and viability.

The Company’s future cash flow depends on its ability to timely expand its log business and design, construct and complete its planned cellulose fiber (pulp) and paper operation. If the Company’s engineering and construction operations are disrupted and/or the economic integrity of these projects is threatened for unexpected reasons (including, but not limited to, technical difficulties, poor weather conditions, and business interruptions due to terrorism or otherwise), the Company’s business may experience a substantial setback. Because much of the Company’s operations are in the planning stage, it is particularly vulnerable to events such as these. Prolonged problems may threaten the commercial viability of construction of the Company’s planned facilities. Moreover, the occurrence of significant unforeseen conditions or events in connection with construction of the Company’s planned facilities may require the Company to reexamine its business model. Any change to the Company’s business model may adversely affect its business.

If the Company does not obtain financing when needed, its business will fail.

As of March 31, 2007, the Company had cash and cash equivalents on hand in the amount of approximately $4,220 (unaudited). The Company predicts that it will need approximately $10.5 million to implement its business plan and meet its capital expenditure needs over the next three years. The Company currently does not have any arrangements for additional financing and it may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the Company’s products, production costs, the availability of credit, prevailing interest rates and the market prices for the Company’s common stock.

The Company’s ability to operate at a profit is partially dependent on market prices for logs. If log prices drop too far, the Company will be unable to maintain profitability.

The Company’s results of operations and financial condition will be affected by the selling prices for logs. Prices are subject to and determined by market forces over which the Company has no control. The Company’s revenues will be heavily dependent on the market prices for logs in the Heilongjiang Province of China.

The success of the Company’s business depends upon the continuing contributions of its Chief Executive Officer and other key personnel and its ability to attract other employees to expand the business, whereas the loss of key individuals or the Company’s inability to attract new employees could have a negative impact on the Company’s business.

The Company relies heavily on the services of Zhang, Chunman, the Chief Executive Officer, as well as several other senior management personnel. Loss of the services of any of such individuals would adversely impact other Company’s operations. In addition, the Company believes that its technical personnel represent a significant asset and provide the Company with a competitive advantage over many of the Company’s competitors. The Company believes that its future success will depend upon its ability to retain these key employees and its ability to attract and retain other skilled financial, engineering, technical and managerial personnel. For example, the Company presently does not have any directors or officers (other than Man Ha, our Director) experienced with public company SEC reporting and financial reporting requirements and the Company will be required to engage such persons, and independent directors, in order to satisfy the quotation standards of the Over the Counter Bulletin Board on which the Company’s common stock is traded (not currently required by OTCBB or SEC). In addition, as a result of failure to engage qualified personnel the Company may be unable to meet its responsibilities as a public reporting company under the rules and regulations of the SEC. None of the Company’s key personnel are party to any employment agreements. The Company does not currently maintain any “key man” life insurance with respect to any of such individuals.

Future sales of the Company’s equity securities will dilute existing stockholders.

To fully execute its long-term business plan, the Company may need to raise additional equity capital in the future. Such additional equity capital, when and if it is raised, would result in dilution to the Company’s existing stockholders.

Subject to its receipt of the additional capital required, the Company plans to grow very rapidly, which will place strains on management and other resources.

The Company plans to grow rapidly and significantly expand its operations. This growth will place a significant strain on management systems and resources. The Company will not be able to implement its business strategy in a rapidly evolving market without an effective planning and management processes. The Company has a short operating history and has not implemented sophisticated managerial, operational and financial systems and controls. The Company is required to manage multiple relationships with various strategic partners, and other third parties. These requirements will be strained in the event of rapid growth or in the number of third party relationships, and the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and management may be unable to manage growth effectively. To manage the expected growth of the Company’s operations and personnel, the Company will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage its growing employee base. The Company will be required to expand its finance, administrative and operations staff. The Company may be unable to complete in a timely manner the improvements to its systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

Risks Related to the Forest Products Business

The risks of nature, including adverse conditions in climate, the hydrological conditions, the terrain and the soil may be hazardous to the health of the forest and the operations of the Company.

The conditions of nature play a key role during the growth phase of the forest. Tree growth requires optimum conditions of sunshine, temperature, moisture, nutrients and ventilation. The climate affects the water and temperature, which are the most important factors for tree growth. The conditions of terrain, including height above sea level, slope and gradient interact with water and temperature and the quality of the soil. Hydrological conditions involve the distribution, movement and water properties of the earth in and around the forest. Unfavorable conditions in any of the key factors can result in an unhealthy and unprofitable forest.

Man-made risks, including fire, illegal cutting, poor cultivation and poor marketing decisions by managers may be hazardous to the health of the forest and profitability of a forestry operation.

There are manmade risks such as fire, illegal cutting, poor cultivation and poor marketing decisions about fallen trees or uncut inventory that can negatively impact profitability of a forestry operation and depreciate an investment in a forest.

Governmental policies may restrict forestry operations and render a forest unprofitable.

The government of the People’s Republic of China makes many policy decisions that can impact how a forest is operated for profit. Certain policies may restrict the forestry operations in the name of restricting economic growth.

Risks Related to Doing Business in the PRC

The Company faces the risk that changes in the policies of the PRC government could have a significant impact upon the business the Company may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, the Company believes that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While the Company believes that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect the Company’s interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on the Company’s business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, the Company is required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The Company cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on the Company’s businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect the Company’s customers, demand for the Company’s products and the Company’s business.

All of the Company’s operations are conducted in the PRC and all of its revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, the Company cannot assure investors that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC could materially reduce the demand for our products and materially and adversely affect the Company’s business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for the Company’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase the Company’s costs and also reduce demand for the Company’s products.

Governmental control of currency conversion may affect the value of an investment in the Company.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Company receives all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Company’s ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay certain of its expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect investments in the Company.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As the Company relies principally on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect the Company’s cash flows, revenues and financial condition. For example, to the extent that the Company needs to convert U.S. dollars it receives from an offering of its securities into Renminbi for the Company’s operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on the Company’s business, financial condition and results of operations. Conversely, if the Company decides to convert its Renminbi into U.S. dollars for the purpose of making payments for dividends on its common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi that the Company converts would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to the Company’s income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.2% appreciation of the Renminbi against the U.S. dollar as of May 15, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone a number of changes that may increase the administrative burden the Company faces. The failure by the Company’s stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent theCompany from being able to distribute profits and could expose the Company and its PRC resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”) effective November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity.  Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in the Company’s case. While the Company’s PRC counsel advised it that only the PRC resident stockholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require the Company’s other PRC resident stockholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by the Company or otherwise affect the Company.

In the event that the proper procedures are not followed under the SAFE October Notice, the Company could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. The Company’s PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect the Company’s operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where most of the Company’s revenue is derived, could have an adverse effect on the Company’s operations. The Company’s operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt the Company’s operations.  Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect the Company’s operations.

Because the Company’s principal assets are located outside of the United States and all of the Company’s directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on U.S. federal securities laws against the Company and the Company’s officers and directors in the U.S. or to enforce U.S. court judgment against the Company or them in the PRC.

All of the Company’s directors and officers reside outside of the United States. In addition, Harbin SenRun is located in the PRC and substantially all of its assets are located outside of the United States; it may therefore be difficult or impossible for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against the Company in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against the Company or its officers and directors of criminal penalties, under the U.S. federal securities laws or otherwise.

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. The Company may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, the Company may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Risks Relating to the Share Exchange

The Company’s  director, Man Ha, the designee of Everwin Development, Ltd., beneficially owns 95.1%  of the Company’s outstanding common stock, which gives him control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Share Exchange, Zhang, Chunman, the Company’s CEO, does not beneficially own any of the Company’s outstanding common stock at this point in time, and one of the Company’s directors beneficially owns 95.1% of the Company’s outstanding shares by virtue of his ownership of all of the common shares of Everwin and executive positions in management of Everwin. The interests of this director may differ from the interests of other stockholders. As a result, the Company’s sole shareholder, Everwin, will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	Electing or defeating the election of directors;
•	Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;
•	Effecting or preventing a merger, sale of assets or other corporate transaction; and
•	Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

As a result of the Share Exchange, Harbin SenRun has become an indirect wholly-owned subsidiary of a company that is subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

As a result of the Share Exchange, Harbin SenRun has become an indirect wholly-owned subsidiary of a company that is a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if Harbin SenRun had remained privately-held and did not consummate the Share Exchange.

In addition, it may be time consuming, difficult and costly for the Registrant to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. The Registrant may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If the Registrant is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Registrant may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Registrant expects these new rules and regulations to increase compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public entity, the Registrant also expects that these new rules and regulations may make it more difficult and expensive for the Registrant to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Registrant to attract and retain qualified persons to serve as directors or as executive officers.

Because Harbin SenRun became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with Harbin SenRun’s becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the company since there is no incentive to brokerage firms to recommend the purchase of the company’s common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the company.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	Additions or departures of key personnel;
•
Limited “public float” following the Share Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	Sales of the common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	The Company’s ability to execute its business plan;
•	Operating results that fall below expectations;
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s common stock. The Company cannot predict how liquid the market for the Company’s common stock might become. The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol PTRT. The Company currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should the Company fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of the Company’s common stock could suffer, the trading market for the Company’s common stock may be less liquid and the Company’s common stock price may be subject to increased volatility.

The Company’s common stock may be deemed a “penny stock,” which would make it more difficult for investors to sell their shares.

The Company’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement the Company is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of the Company’s Articles of Incorporation and Nevada law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Articles of Incorporation and Nevada law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders. For example, the Company’s Articles of Incorporation allows the Company to issue shares of preferred stock without any vote or further action by stockholders.

Volatility in the Company’s common stock price may subject the Company to securities litigation.

The market for the Company’s common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under the Company’s Articles of Incorporation and Nevada law, and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contains a provision that provides for indemnification of directors and officers against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement by any such person in any proceeding that they are made a party to by reason of being or having been directors or officers of the Company, except in relation to matters as to which any such director or officer shall be adjudged to be liable for his own negligence or misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 26, 2007, the number of shares of the Registrant’s Common Stock and Series A Voting Convertible Preferred Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s voting stock, and by each of the Registrant’s directors and executive officers and by all its directors and executive officers as a group. The share figures and percentages in the table below have been adjusted to give effect to the Closing and the cancellation and exchange of shares by the Registrant’s former officers that will be effective on the business day following the payment date for the special cash distribution. On such date, after giving effect to the cancellation and exchange of shares, there will be issued and outstanding 2,470,000 shares of the Registrant’s Common Stock and 10,000,000 shares of its Series A Voting Convertible Preferred Stock, each of which is entitled to 4.753 votes and is convertible into 4.753 shares of Common Stock.

Except as otherwise specified below, the address of each beneficial owner listed below is Room 517, No. 18 Building, Nangangjizhoing District, Hi-Tech Development Zone, Harbin, Heilongjiang Province, People’s Republic of China.

Title of Class	Name	Number of Shares Owned	Percent of Voting Power

Principal Stockholders

Preferred	Everwin Development Ltd.(2)(3)	47,530,000.(2)(3)	95.1%

Directors and Executive Officers

Preferred	Chunman Zhang(2)(3)	--	0.0%
Preferred	Degong Han(2)(3)	--	0.0%
Preferred	Kunlun Wang(2)(3)	--	0.0%
Preferred	Man Ha	47,530,000(2)(3)	95.1%

Preferred	All Officers and Directors as a Group (4 persons) (2)(3)(4)	47,530,000(2)(3)	95.1%

(1) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

(2)  Represents 10,000,000 shares of Series A Voting Convertible Preferred Stock, each of which is entitled to 4.753 votes per share and is convertible after July 31, 2007 into 4.753 shares of Common Stock, or a total of 47,530,000 shares of common stock on an “as converted” basis. These 10,000,000 shares of Series A Voting Convertible Preferred Stock are being presented in the table on an “as converted” basis into common stock, although such conversion will not take place until after July 31, 2007.

(3)  Everwin Development Ltd. is a British Virgin Islands corporation of which Man Ha is the sole director, secretary and sole shareholder. As a result, Man Ha may be deemed to be a beneficial owner of the shares of common stock of Patriot into which the Series A Voting Convertible Preferred Stock held of record by Everwin is convertible. The address for Everwin is 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, PRC.

(4) Before giving effect to the cancellation and exchange of shares, there are 47,000,000 shares of common stock issued and outstanding. Bradley Shepherd owns 45,037,500 shares, Todd Gee owns 100,000 shares and there are 1,862,500 shares in the float. On July 17, 2007, Mr. Shepherd will exchange 44,751,500 of his shares for 221,500 shares of common stock and Mr. Gee will exchange 100,000 of his shares for 100,000 shares of common stock. Mr. Shepherd will end up owning 507,500 shares of common stock and Mr. Gee will end up owning 100,000 shares of common stock.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

The table below sets forth what our directors and executive officers will be upon the expiration of the ten day notice period under Rule 14f-1, and, in that connection, we filed with the Commission and mailed to our shareholders of record a Schedule 14F-1, which serves to provide such notice on June 27, 2007. Such notice period will expire on July 7, 2007. In the interim, all of the officers of the Registrant serving at closing resigned from such positions and the following persons were designated to the specified offices by Everwin, namely, Chunman Zhang as CEO, CFO and Treasurer, and Degong Han as President and Secretary. In addition, at closing Todd Gee resigned as a director of the Registrant and Man Ha, a nominee of Everwin, was appointed to fill the vacancy created by Mr. Gee’s resignation. Further, at closing Bradley Shepherd resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time the Registrant’s intends to increase the board and Kunlun Wang and Degong Han will be appointed directors

Name	Age	Position
Zhang, Chunman	45	Chairman, CEO, CFO, Treasurer and Director
Han, Degong	52	President, Secretary and Director
Wang, Kunlun	39	Director

Biographies

Chunman ZHANG,Chief Executive Officer and Chief Financial Officer - 45

Mr. Zhang graduated from Institute of the Supply and Marketing in Heilongjiang Province, with distinction with a major in Commercial Finance and Industrial Accounting in 1981. Later in the same year, he was selected to be a financial accountant in Youth Company, which was a subcommittee of the Heilongjiang Province Supply and Marketing Committee.  From March 1984, Zhang began to work as the Senior Manager and Finance Director in the Financial Department of the Agriculture Material Company in Heilongjiang Province. As the leader, Zhang organized good team work and achieved many awards from the head office. In August 1984, Zhang was transferred to a foreign trade company of the Supply and Marketing Committee. During the following nine years, Zhang was promoted to be the financial manager and CFO in a subsidiary in Poland. And that was a useful experience for Zhang to be proficient in international accounting. In March 2003, Mr. Zhang worked as the CFO and Director in Lingfei Medicine Limited in Harbin.

Degong HAN, President, Secretary and Director - 52

Mr. Han used to work in YiChun Xinqing Forestry Bureau as a supervisor of the sales department in 1979. After 4 years, he was promoted to the position of administrator and in 1995, Han was the senior manager of the forestry bureau. In August 1990, Han achieved the Reward Degree of Forestry Studies.  From 1996 to 2003, Han began to research the innovation of the forestry industry. And from 2004, he found Harbin Senrun Forestry Development Limited.

Kunlun WANG, Director - 39

Ms Wang graduated from Harbin Watercraft Engineering Institute in 1990, and majored in Electron Engineering. From 1990 to 1992, Wang worked in the customer service department in Panasonic Inc. (China), Heilongjiang Province Technique Supports. In 1999, Wang began to work in Zhuhai Northeast Jincheng Estate Limited and worked as an administrator for three years. From 1994 to 1997, she joined the Orient Group (a public company in China) for International Trading. From 1997, Ms. Wang founded the family company, Harbin Pingchuan Pharmaceutical, Inc, a North Carolina corporation, and took the charge of the capital management. On August 2, 2004, the company listed on the OTCBB in the USA. The company effected a redomicile merger with Shandong Zhouyuan Seeds and Nursery Co., a Delaware corporation, and listed on OTCBB in America again with a new ticker symbol. From 2005 to present, Ms. Wang cooperated with Mr. ZENG Zhixiong, the chairman of China World Trade Corporate and founded the World Trade Full Capital (Beijing) Investment Consultancy Limited. Ms. Wang was the Executive Director and the General Manager.

Man HA, Director- 44

Mr. Ha was appointed as Chief Financial Officer of China World Trade Corporation on February 28, 2006. He has over 20 years of experience in the areas of auditing, transaction advisory services and commercial fields. In the past, he was executive director, group financial controller and company secretary of several publicly traded companies that were listed on the Hong Kong Stock Exchange. Mr. Ha holds a Masters Degree in Professional Accounting from the Open University of Hong Kong. He is also a fellow member of The Association of Chartered Certified Accountants and The Hong Kong Institute of Certified Public Accountants.

Meetings of Our Board of Directors

The Registrant’s Board of Directors held two meetings during the fiscal year ended December 31, 2006. Harbin SenRun’s Board of Directors held one meeting during the year ended December 31, 2005.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company paid nil to its directors for service as directors in 2006, and the Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE

Name of Officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total

Zhang, Chunman	2006	0	--	--	--	--	--	--	--
	2005	0	--	--	--	--	--	--	--
	2004	0	--	--	--	--	--	--	--
Han, Degong	2006	0	--	--	--	--	--	--	--
	2005	0	--	--	--	--	--	--	--
	2004	0	--	--	--	--	--	--	--
Bradley Shepherd	2006	0	--	--	--	--	--	--	--
	2005	0	--	--	--	--	--	--	--
	2004	0	--	--	--	--	--	--	--

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2006.

During the year ended December 31, 2006, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans; however the Company is currently deliberating on implementing an equity compensation plan.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

Prior to Closing, the Company utilized office space at the residence of Bradley Shepherd at no charge.

For the year ended December 31, 2006, Bradley Shepherd who was then president of the Company advanced $5,100 to the Company.  For the year ended December 31, 2005 and 2004, Mr. Shepherd advanced $9,600 and $6,375 to the Company, respectively. During the year ended December 31, 2004 Mr. Shepherd cancelled and returned to the Company 3,000,000 shares of common stock that had been issued to him in exchange for cash advances in the amount of $3,000 in late 2004 and such advances were reinstated. At Closing, the Company paid Mr. Shepherd $34,950 in full satisfaction of all advances previously made to the Company by Mr. Shepherd, including interest thereon, which had an outstanding balance of approximately $37,491 on the Closing Date.

At Closing, Bradley Shepherd and Todd Gee delivered stock certificates representing 44,851,000 shares of the Company’s restricted common stock to the Company’s transfer agent with irrevocable transfer instructions instructing the transfer agent to cancel such shares on the day following the payment date for the Special Cash Distribution, and to issue in exchange for such shares 321,500 restricted shares of Patriot common stock following the transactions contemplated by the Share Exchange Agreement, with 221,500 of such shares being issued to Brad Shepherd and 100,000 shares being issued to Todd Gee. The Share Exchange Agreement also provided that during the period from the Closing Date until the date the above share exchange has been completed Mr. Shepherd will vote all shares of Patriot held by him in accordance with the instructions of Everwin.

Mr. Degong Han has loaned a total of $527,090 to Harbin SenRun as of December 31, 2006 for operating capital. The loan bears interest at 5% of the net income generated from timberland sales. The principal and interest is due May 15, 2008.  In the event of a default the principal plus 12% interest is due on November 15, 2008. Mr. Han is President and Secretary of Patriot and also may be deemed to be an affiliate or associate of Everwin, which is the controlling shareholder and beneficial owner of the 95.1% of the common stock of Patriot.

Except for the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was (or is) a party, and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

Item 3.02.    Unregistered Sales of Equity Securities

In connection with the Share Exchange, as of June 26, 2007, the Company issued to Everwin 10,000,000 shares of Series A Convertible Preferred Stock which was convertible into 47,530,000 shares of common stock in a transaction intended to be exempt from registration under the Securities Act pursuant to Regulation S. The consideration for the issuance of the shares of Series A Convertible Preferred Stock was the exchange by Everwin of 100% of the share capital of Hong Kong Jin Yuan and payment of the sum of $610,000 in cash, plus $25,000 in proceeds from a cash deposit that was retained by the Company. Pursuant to the exchange, Hong Kong Jin Yuan became a wholly owned subsidiary of the Company.

Description of Securities

The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value.  The Company is also authorized to issue 10,000,000 shares of “blank check” preferred stock, which were utilized with the designation of the 10,000,000 shares of Series A Convertible Preferred Stock. Immediately following the Share Exchange, after giving effect to the cancellation and exchange of shares, there were 50,000,000 shares of common stock issued and outstanding and 10,000,000 shares of Series A Convertible Preferred Stock that are not convertible into 47,630,000 shares of common stock until after July 31, 2007.

Common Stock

The holders of common stock are entitled to one vote per share.  They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The Series A Convertible Preferred Stock is convertible into 47,530,000 shares of common stock, or 4.753 shares of common stock per share. The Series A Convertible Preferred Stock is also entitled to 4.753 votes per share on all matters submitted to a vote of common shareholders. The preferred stock is not entitled to any liquidation preference. It is entitled to a dividend when, as and if declared by the Board of Directors. The Series A Convertible Preferred Stock is not entitled to share in the special cash distribution in the amount of $0.01227 per share of common stock which is payable on July 16, 2007 to shareholders of record on July 6, 2007.

Registration Rights

Shepherd and Gee have piggy back registration rights for all retained shares of common stock, or the right to register such shares in any offering of securities of the Company (other than an offering pursuant to Form S-8), at the sole cost of the Company, until all of such shares have been sold, unless counsel to the Company shall render an opinion to Shepherd and Gee that such registration is not required under the Securities Act to freely sell the shares.  Such piggy-back rights are at the expense of the Company.

Everwin has demand and piggy-back registration rights for all restricted securities that it received in the Share Exchange, at the expense of the Company.

Market Price and Dividends

Harbin SenRun is, and has always been, a privately-held company and now is an indirect wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Harbin SenRun. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol PTRT, but there is currently no liquid trading market.

For the foreseeable future, except for the special cash distribution, the Company does not intend pay cash dividends to its stockholders. Harbin SenRun does not intend to pay any cash dividends to its parent shareholder.

Indemnification of Directors and Officers

Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Company’s Articles of Incorporation provide that directors and officers are entitled to indemnification against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement by any such person in any proceeding that they are made a party to by reason of being or having been directors or officers of the Company, except in relation to matters as to which any such director or officer shall be adjudged to be liable for his own negligence or misconduct in the performance of his duties.  Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the Nevada Revised Statutes would permit indemnification.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

Certain provisions of the Company’s By-Laws are intended to strengthen the board of directors’ position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the board of directors or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

The Company is subject to the provisions of Section 78.378 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.378 provides that shareholders can vote on whether or not to confer voting rights on “control shares” that are acquired by an “interested stockholder.” The limitation on voting rights may prevent toehold acquisitions of a controlling interest, and later takeover bids for the entire Nevada corporation.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “PTRT,” but there is currently no liquid trading market. The challenge for the Company will be to educate the market as to the values inherent in a forest products company located in China, and to develop an actively trading market.

The transfer agent for our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Ste 100, Salt Lake City, Utah 84111. Telephone: 801-272-9294

Item 5.01.    Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At Closing, the officers of the Registrant tendered their resignations to the Board of Directors, and new officers designated by Everwin were appointed as follows: Zhang, Chunman as Chairman, CEO, CFO and Treasurer, and Han Degong, as President and Secretary. Bradley Shepherd tendered his resignation as President, Secretary and Treasurer of the Company. Also at Closing, Todd Gee resigned from his position as a director of the Registrant, and Man Ha was appointed as a director of the Registrant to fill the vacancy created thereby. Finally, upon the expiration of the waiting period required by Regulation 14f-1, Bradley Shepherd’s resignation from his position as a director of the Company will become effective and the size of the Board will be increased and Degong Han and Kunlun Wang will be appointed as directors of the Registrant.

Zhang Chunman graduated from Institute of the Supply and Marketing in Heilongjiang Province, with distinction with a major in Commercial Finance and Industrial Accounting in 1981. Later in the same year, he was selected to be a financial accountant in Youth Company, which was a subcommittee of the Heilongjiang Province Supply and Marketing Committee. From March 1984, Zhang began to work as the Senior Manager and Finance Director in the Financial Department of the Agriculture Material Company in Heilongjiang Province. As the leader, Zhang organized good team work and achieved many awards from the head office. In August 1984, Zhang was transferred to a foreign trade company of the Supply and Marketing Committee. During the following nine years, Zhang was promoted to be the financial manager and CFO in a subsidiary in Poland. And that was a useful experience for Zhang to be proficient in international accounting. In March 2003, Mr. Zhang worked as the CFO and Director in Lingfei Medicine Limited in Harbin.

Han Degong used to work in YiChun Xinqing Forestry Bureau as a supervisor of the sales department in 1979. After 4 years, he was promoted to the position of administrator and in 1995. Han was the senior manager of the forestry bureau. In August 1990, Han achieved the Reward Degree of Forestry Studies. From 1996 to 2003, Han began to research the innovation of the forestry industry. And from 2004, he found Harbin Senrun Forestry Development Limited.

Wang Kunlun graduated from Harbin Watercraft Engineering Institute in 1990, and majored in Electron Engineering. From 1990 to 1992, Wang worked in the customer service department in Panasonic Inc. (China), Heilongjiang Province Technique Supports. In 1999, Wang began to work in Zhuhai Northeast Jincheng Estate Limited and worked as an administrator for three years. From 1994 to 1997, she joined the Orient Group (a public company in China) for International Trading. From 1997, Ms. Wang founded the family company, Harbin Pingchuan Pharmaceutical, Inc, a North Carolina corporation, and took the charge of the capital management. On August 2, 2004, the company listed on the OTCBB in the USA. The company effected a redomicile merger with Shandong Zhouyuan Seeds and Nursery Co., a Delaware corporation, and listed on OTCBB in America again with a new ticker symbol. From 2005 to present, Ms. Wang cooperated with Mr. ZENG Zhixiong, the chairman of China World Trade Corporation and founded the World Trade Full Capital (Beijing) Investment Consultancy Limited. Ms. Wang was the Executive Director and the General Manager.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Zhang, Mr. Han, Ms. Wang or Mr. Ha had or will have a direct or indirect material interest, other than the ownership of shares of common stock in the Registrant as a result of the reverse merger transaction. Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management.” In addition, the Registrant does not have an employment contract with any of Mr. Zhang, Mr. Han, Ms. Wang or Mr. Ha.

Item 5.06.    Change in Shell Company Status

As a result of the consummation of the Share Exchange described in Item 1.01 of this Current Report on Form 8-K, the Company believes that it is no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Harbin SenRun’s audited financial statements for the fiscal years ended December 31, 2006 and 2005 and Jin Yuan Global Limited’s (together with Harbin SenRun’s) unaudited financial statements for the three month period ended March 31, 2007 and 2006, and Jin Yuan Global Limited’s audited financial statements for the year ended December 31, 2006 and for the period from November 22, 2006 (inception) to December 31, 2006, are filed in this Current Report on Form 8-K as Exhibit 99.1.  See the Description of the financial statements set forth in Exhibit No. 99.1 set forth below.

(b)    Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)    Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1
Share Exchange Agreement by and among Patriot Investment Corporation, Bradley Shepherd, Everwin Development, Ltd., Harbin SenRun Forestry Development Co., Ltd., Jin Yuan Global Limited and Jin Yuan Global Limited Trust, dated June 26, 2007.

3.1	Articles of Incorporation of Patriot Investment Corporation (incorporated by reference from Exhibit 3 to Patriot Investment Corporation’s Form 10-SB12G filed with the Commission on April 13, 1999.
3.2	By-laws of Patriot Investment Corporation (incorporated by reference from Exhibit 3 to Patriot Investment Corporation’s Form 10-SB12G filed with the Commission on April 13, 1999.
4.1	Certificate of Designation of Series A Convertible Preferred Stock
10.1	Escrow Agreement by and among Harbin SenRun Forestry Development Co., Ltd., Everwin Development, Ltd., Jin Yuan Global Limited, Jin Yuan Global Limited Trust and Harold H. Martin.
10.2
Escrow Agreement by and among Patriot Investment Corporation, Bradley Shepherd, Todd Gee, Everwin Development, Ltd., Harbin SenRun Forestry Development Co., Ltd, Jin Yuan Global Limited, Jin Yuan Global Limited Trust and Mark N. Schneider, a Professional Corporation.

21.1	List of Subsidiaries
99.1
(a)  Harbin SenRun Forestry Development Co., Ltd. audited balance sheet as of December 31, 2006 and related audited statements of operations, changes in owner’s equity and cash flows for the years ended December 31, 2006 and December 31, 2005 and the period August 2, 2004 (inception) to December 31, 2006.
(b)  Jin Yuan Global and Subsidiaries unaudited financial statements for the three months ended March 31, 2007 and 2006 and for the period August 2, 2004 (inception) to March 31, 2007.
(c)  Jin Yuan Global audited balance sheet as of December 31, 2006 and related audited statements of operations, stockholder’s equity and cash flows for the period from November 22, 2006 (inception) to December 31, 2006.

99.2
(a)  Patriot’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006.
(b)  Patriot’s Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006.
(c)  Patriot’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007.
(d)  Patriot’s Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2007	PATRIOT INVESTMENT CORPORATION

	By:	/s/ Zhang, Chunman
Zhang, Chunman
CEO, CFO and Treasurer